UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

June 27, 2017

CHINA RECYCLING ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-12536	90-0093373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 12/F, Tower A

Chang An International Building

No. 88 Nan Guan Zheng Jie

Xi An City, Shan Xi Province

China 710068
 (Address of principal executive offices, including zip code)

(86-29) 8769-1097
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 27, 2017, China Recycling Energy Corporation, a Nevada corporation (the “Company”), held its 2017 Annual Meeting of Shareholders. A quorum was present at the meeting as required by the Fourth Amended and Restated Bylaws of the Company. The final voting results of the matters submitted to a shareholder vote at the meeting are as follows:

Proposal 1: Election of Directors

The following five individuals were elected to the Board of Directors of the Company to serve as directors until the 2018 Annual Meeting of Shareholders and until their successors have been duly elected and qualified by votes as follows:

Nominees	Votes Cast For	Votes Withheld	Broker Non-Votes
Guohua Ku	5,109,534	72,134	1,363,938
Xiaogang Zhu	5,109,532	72,136	1,363,938
Lulu Sun	5,171,673	9,995	1,363,938
Xiaoping Guo	5,171,668	10,000	1,363,938
Geyun Wang	5,109,534	72,134	1,363,938

Proposal 2: Approval and Ratification of the Appointment of MJF and Associates, APC, as the Company’s Independent Registered Public Accounting Firm

The shareholders approved and ratified the appointment of MJF and Associates, APC, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017, as follows:

For	Against	Abstain	Broker Non-Votes
6,489,409	53,338	2,859	N/A

Proposal 3: Advisory Vote on the Compensation of Named Executive Officers

The shareholders approved, on an advisory, non-binding basis, the compensation of our named executive officers as follows:

For	Against	Abstain	Broker Non-Votes
5,160,171	19,931	1,566	1,363,938

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Recycling Energy Corporation

Date: July 3, 2017	/s/ Adeline Gu
Adeline Gu, Chief Financial Officer

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